UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 31, 2006

EUROWEB INTERNATIONAL CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

468 North Camden Drive Suite 256(I) Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 860-5697

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items

On September 7, 2006, Euroweb International Corp. (the “Company”), filed a Form 8K advising that Euroweb RE Corp.(“ERC”), a wholly-owned subsidiary of the Company has entered into a Memorandum of Understanding, dated September 3, 2006 (the “MOU”), with ISAN Holdings Ltd. (“ISAN”), an Israeli company and unaffiliated third party, based in Haifa, Israel. The MOU provided that ERC and ISAN were to form a joint venture to advance that specific real estate development project entitled “Hayarkon Project”, which involves the development of a high-end condo complex with six units, situated in Tel-Aviv, located nearby the U.S. embassy on the sea shore.(the “Project”). On October 31, 2006, due to the inability to obtain financing for the Project, ERC has elected to cease all activities related to the development of the Project. ERC did not accrue substantial expenses to date with regard to the Project.

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Exhibit Description

10.1	Memorandum of Understanding dated September 3, 2006 (incorporated by reference to the Form 8-K Current Report filed on September 7, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EUROWEB INTERNATIONAL CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia
Title: Chief Executive Officer

Date: November 1, 2006
Beverly Hills, California